Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 29, 2007 (except for note 13(d), as to which the date is July 9, 2007) relating to the financial statements of Voltaire Ltd. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
July 9,2007	A member of PricewaterhouseCoopers International Limited